Exhibit 99.1

ADVANCED DRAINAGE SYSTEMS PROVIDES OUTLOOK FOR FISCAL YEAR 2016

HILLIARD, Ohio – (March 30, 2016) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading global manufacturer of water management products and solutions for commercial, residential, infrastructure and agricultural applications, today announced its outlook for certain financial and operating performance measures for the fiscal year ending March 31, 2016.

Fiscal Year 2016 Expectations

•	Net sales of $1.280 to $1.287 billion

•	Adjusted EBITDA of $180 to $190 million

Joe Chlapaty, Chairman and Chief Executive Officer of ADS commented, “We experienced strong momentum in our sales trends throughout fiscal year 2016, driven primarily by healthy conversion and favorable weather conditions in the majority of our end markets. Overall, we expect to generate net sales growth between 8.5% - 9.1% in fiscal year 2016, including strong double-digit growth that occurred during the second half of the year. Importantly, we anticipate our growth of 8% - 9% in our core construction markets will significantly outpace the market growth by 300 to 400 basis points. This momentum is expected to continue into fiscal year 2017, supported by double digit order activity and complemented by lower raw material and energy costs, which remain favorable compared to the prior year.”

Chlapaty continued, “We believe the fundamentals of our business remain strong, underscored by our above-market growth, expanding margins and strong balance sheet. While the past several months have been quite challenging for the Company, I am confident that today we are a stronger and better company than we were a year ago. We remain committed to executing our growth strategy of conversion from alternative materials with our broad portfolio of pipe and allied products and believe that there remains significant opportunity for continued above-market growth and operating leverage going forward.”

The Company’s outlook for fiscal year 2016 reflects adjustments related to the restatement of our historical financial statements as well as changes based on the ordinary course of business, including the underlying performance of the Company’s key end markets.

The table below sets forth the Company’s current outlook and anticipated range of certain financial targets for fiscal year 2016, based on current visibility, existing orders and business trends, along with a comparison to the fiscal year 2016 outlook originally provided on May 12, 2015, which was subsequently withdrawn on August 17, 2015.

	Current (as of March 30, 2016)	Prior (as of May 12, 2015)
Net Sales	$1.280 - $1.287 billion	$1.320 - $1.365 billion
Adjusted EBITDA	$180 - $190 million	$190 - $215 million
Capital Expenditures	$45 million (approximate)	$40 million (approximate)

Scott Cottrill, Executive Vice President and Chief Financial Officer of ADS, commented, “Our fiscal year 2016 outlook primarily reflects lower than previously expected market growth in the non-residential construction market; the impact of foreign exchange rates, particularly from a weaker Canadian dollar; and lower sales growth in Mexico. In addition, our current forecast for Adjusted EBITDA reflects the impact of our lowered revenue guidance and losses related to our raw material and diesel fuel hedges, partially offset by more favorable conversion and transportation costs.”

Financial Restatement

As detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015, filed on March 29, 2016, the Company has completed the restatement of its previously issued financial statements for fiscal years 2013 and 2014. The table below summarizes the impact of the errors identified in connection with the restatement and otherwise reflected in the fiscal year 2015 Form 10-K.

(in thousands)	Fiscal Year Ended,
	March 31, 2013	March 31, 2014	March 31, 2015*
As originally reported
Net sales	$1,017,041	$1,069,009	$1,177,821
Income before income taxes	$46,685	$37,041	$46,497
Adjusted EBITDA	$129,759	$147,009	$153,610

Adjusted amount – increase (decrease)
Net sales	$61	$(1,229)	$2,252
Income before income taxes	$(7,836)	$(1,786)	$(21,968)
Adjusted EBITDA	$2,540	$5,746	$(9,833)

As reported in Form 10-K filed on March 29, 2016
Net sales	$1,017,102	$1,067,780	$1,180,073
Income before income taxes	$38,849	$35,255	$24,529
Adjusted EBITDA	$132,299	$152,755	$143,777

*	As originally reported in the Company’s earnings release issued on May 12, 2015.

Webcast Information

As previously announced, the Company will host an investor conference call and webcast on Wednesday, March 30, 2016 at 10:00 a.m. Eastern Time. The live call can be accessed by dialing 1-866-450-8367 (US toll-free) or 1-412-317-5465 (international) and asking to be connected to the Advanced Drainage Systems, Inc. call. The live webcast will also be accessible via the “Events Calendar” section of the Company’s Investor Relations website, www.investors.ads-pipe.com. An archived version of the webcast will be available for 90 days following the call.

About ADS

Advanced Drainage Systems (ADS) is the leading manufacturer of high performance thermoplastic corrugated pipe, providing a comprehensive suite of water management products and superior drainage solutions for use in the construction and infrastructure marketplace. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, agriculture and infrastructure applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, its overall product breadth and scale and its manufacturing excellence. Founded in 1966, the Company operates a global network of 61 manufacturing plants and 31 distribution centers. To learn more about the ADS, please visit the Company’s website at www.ads-pipe.com.

Forward Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding the anticipated outlook for fiscal year 2016 and related financial targets, including Adjusted EBITDA, a non-GAAP measure, as well as anticipated growth for fiscal year 2017. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including, without limitation, factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness; our ability to meet future capital requirements and fund our liquidity needs; the risk that additional information may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions or to restate further the financial statements and other financial data for certain prior periods and any future periods, any further delay in the filing of any filings with the SEC; a conclusion that the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) were ineffective; the review of potential weaknesses or deficiencies in the Company’s disclosure controls and procedures, and discovering further weaknesses of which we are not currently aware or which have not been detected; additional uncertainties related to accounting issues generally; and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). ADS management uses non-US GAAP measures in its analysis of the Company’s performance. Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Reconciliation of Non-GAAP Financial Measures

This press release includes references to Adjusted EBITDA, a non-GAAP financial measure. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP. This measure is not intended to be a substitute for those reported in accordance with GAAP. Adjusted EBITDA may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measure.

Adjusted EBITDA is a non-GAAP financial measure that comprises net income before interest, income taxes, depreciation and amortization, stock-based compensation, non-cash charges and certain other expenses. The Company’s definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key metric used by management and the Company’s board of directors to assess financial performance and evaluate the effectiveness of the Company’s business strategies. Accordingly, management believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as the Company’s management and board of directors. In order to provide investors with a meaningful reconciliation, the Company has provided below a reconciliation of net income with Adjusted EBITDA as originally reported, and the impact of the restatement adjustments identified to date on Adjusted EBITDA.

The following table presents a reconciliation of Adjusted EBITDA to Net Income the most comparable GAAP measure, for each of the periods indicated:

	Fiscal Year Ended March 31,
(in thousands)	2015	2014	2013
		(As Restated)(a)	(As Restated)(a)
Net income	$12,751	$12,220	$23,180
Depreciation and amortization	65,472	63,674	63,102
Interest expense	19,368	18,807	18,526
Income tax expense	9,443	19,949	15,935

EBITDA	107,034	114,650	120,743
Derivative fair value adjustments(b)	7,746	(53)	(4)
Foreign currency transaction losses(c)	5,404	845	1,085
Loss (gain) on disposal of assets or businesses	362	(2,863)	(951)
Unconsolidated affiliates interest, taxes, depreciation and amortization(d)	3,585	2,845	2,137
Special dividend compensation(e)	—	22,624	—
Contingent consideration remeasurement	174	738	(74)
Stock-based compensation(f)	5,880	4,518	2,080
ESOP deferred stock-based compensation(g)	12,144	7,891	7,283
Transaction costs(h)	1,448	1,560	—

Adjusted EBITDA	$143,777	$152,755	$132,299

(a)	See “Note 2. Restatement of Previously Issued Financial Statements” to our consolidated financial statements.
(b)	Represents the non-cash gains and losses arising from changes in mark-to-market values for derivative contracts related to propylene, diesel fuel and interest rate swaps. The impact of resin physical fixed price contracts is included in cost of goods sold.
(c)	Represents the gains and losses incurred on purchases, sales and intercompany loans and dividends denominated in non-functional currencies. Fiscal year 2015 includes a $5.6 million loss on the Ideal Pipe acquisition Canadian currency derivative contract.

(d)	Represents our proportional share of interest, income taxes, depreciation and amortization related to our South American joint venture, our BaySaver joint venture and our Tigre-ADS USA joint venture, which are accounted for under the equity method of accounting. Fiscal year 2014 includes our proportionate share of an asset impairment of $1,022 recorded by our South American joint venture.
(e)	Represents compensation recorded as a result of the January 2014 Special Dividend on shares of Redeemable convertible preferred stock held by the ESOP.
(f)	Represents the non-cash stock-based compensation cost related to our stock options and restricted stock awards.
(g)	Represents the non-cash stock-based compensation expense attributable to the shares of Redeemable convertible preferred stock allocated to employee ESOP accounts during the applicable period.
(h)	Represents expenses recorded related to legal, accounting and other professional fees incurred in connection with our debt refinancing, completion of the IPO and secondary public offering and asset acquisitions and dispositions.

For more information, please contact:

Michael Higgins

(614) 658-0050

Mike.Higgins@ads-pipe.com